Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940

We, as members of management of Firstar REIT Fund (the "Fund"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, Custody of Investments by Registered Management Investment Companies, of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Fund's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of February 9, 2001, and from April 1, 2000 through February 9, 2001.

Based on this evaluation, we assert that the Fund was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of February 9, 2001, and from April 1, 2000 through February 9, 2001, with respect to securities reflected in the investment account of the Fund.


Firstar Funds, Inc.


By:        /s/ Laura Rauman
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           Name of Company Official

           Vice President
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           Title

           04/09/01
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           Date



By:         /s/ Joseph C. Neuberger
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           Name of Company Official

           Assistant Treasurer
           ------------------------------------------------------
           Title

           04/06/01
           ------------------------------------------------------
           Date